Exhibit 10.5

WESTERN GAS RESOURCES, INC.
2005 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

PARTICIPANT:	Brion Wise

DATE OF GRANT:	May 5, 2006

THIS AGREEMENT is entered by and between Western Gas Resources, Inc. (the “Company”), and the above named Participant (“Participant”), an Director of the Company.

The Company and Participant agree as follows:

1.                                       PRECEDENCE OF PLAN.  This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Western Gas Resources, Inc.  2005 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect.  Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

2.                                       GRANT OF RESTRICTED STOCK.  Participant is hereby granted shares of Common Stock of the Company (the “Restricted Stock”) pursuant to the Plan.  The Restricted Stock and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

a.                                       Number of Shares.  The number of shares of Restricted Stock that are granted is the number set forth in Schedule 2A to this Agreement.

b.                                      Price of Shares.  The purchase price per share, if any, is the amount set forth in Schedule 2B to this Agreement.  This Agreement shall expire and shall be null and void to the extent Participant fails to pay the purchase price, if any, for the Restricted Stock in the manner specified by the Plan by the 30th day following the date of grant.

c.                                       Vesting of Restricted Stock.  The Restricted Stock shall become vested in equal annual one-third increments, commencing on the first anniversary of the date of grant; provided, however, that Participant must have been in Continuous Service from the date of grant of the Restricted Stock until the later of the vesting date.  The period during which the Restricted Stock is not vested and is subject to transfer restrictions is referred to herein as the “Restriction Period.”

In the event that Participant terminates Continuous Service for any reason, or otherwise fails to meet any conditions to the vesting of the Restricted Stock within the allotted time period, any Restricted Stock held by Participant as of the date of such termination of Continuous Service, and any Restricted Stock subject to such conditions, shall be forfeited and ownership shall be transferred to the Company and the Restricted Stock shall become authorized but unissued shares.  The Company shall, within ten days of such forfeiture, pay to Participant the purchase price, if any, paid by Participant for the shares of Restricted Stock so forfeited.

3.                                       CONDITIONS OF AWARD.  This Agreement is conditional upon and subject to Participant delivering to the Company:

a.               No later than the date on which Participant returns an executed copy of this Agreement, three undated Stock Assignments, each in the form attached hereto as Attachment A, endorsed by the Participant in blank; and

b.              If applicable, no later than five (5) days after making, an executed copy of any written election made by Participant under Section 83(b) of the Internal Revenue Code with respect to such Restricted Stock.

This Agreement shall expire and shall be null and void to the extent Participant fails to comply with the foregoing with respect to the Restricted Stock.

4.                                       ISSUANCE OF CERTIFICATES.  The Company may provide for the transfer of the Restricted Stock by the registration of stock certificates in Participant’s name, by the credit of shares to Participant’s account with a designated transfer agent (as confirmed in a letter to Participant), or such other appropriate method as the Company may elect.  Certificates, if issued, may, at the Company’s option, either be held by the Company in escrow until the Restriction Period expires or until the restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend that refers to this Agreement and remaining subject to appropriate stop-transfer orders.  The credit of shares to Participant’s account with a designated transfer agent, shall be made to a restricted book entry until the Restriction Period expires or until the restrictions thereon otherwise lapse. If and when the Restricted Stock vests and is no longer subject to forfeiture or transfer restrictions, either (i) certificates for such Restricted Stock shall be delivered to the Participant, or (ii) such Restricted Stock will be transferred by the designated transfer agent from restricted book entry to an unrestricted book entry status, (subject to Section 6 pertaining to the withholding of taxes and Section 14 pertaining to the Securities Act of 1933, as amended (the “Securities Act”)); provided, however, that the Plan Administrator may cause such legend or legends to be placed on any such certificates or book entry as it may deem advisable under applicable law.

5.                                       ADJUSTMENTS TO STOCK.  If there is any change, increase or decrease, in the outstanding shares of the Company’s Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of stock, or other similar circumstances, or if there is a spin-off or other distribution of assets to the Company’s stockholders, the Company shall make an appropriate adjustment in the aggregate number of shares of Stock which then constitute Restricted Stock and the vesting schedule set forth above.  Such adjustment shall be identical to the adjustment made generally with respect to outstanding shares of the Company’s Common Stock.  Any additional securities or other property issued to Participant or a Stockholder as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Stock giving rise to the right to receive such additional securities or other property.

6.                                       SECURITIES ACT.

a.                                       The issuance and delivery of the Restricted Stock to the Participant have been registered under the Securities Act by a Registration Statement on Form S-8 that has been filed with the Securities and Exchange Commission (“SEC”) and has become effective.  The Participant acknowledges receipt from the Company of its Prospectus dated May 31, 2005, relating to the Restricted Stock

b.                                      If the Participant is an “affiliate” of the Company, which generally means a director, executive officer or holder of 10% or more of its outstanding shares (notwithstanding the provisions of Section 5.2 of the Plan), at the time certificates representing Restricted Stock are delivered to the Participant, such certificates shall bear the following legend, or other similar legend then being generally used by the Company for certificates held by its affiliates:

“THESE SHARES MUST NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS EXEMPT FROM REGISTRATION THROUGH

COMPLIANCE WITH RULE 144 OR WITH ANOTHER EXEMPTION FROM REGISTRATION.”

The Company shall remove such legend upon request by the Participant if, at the time of such request, the shares are eligible for sale under SEC Rule 144(k), or any provision that has replaced it, in the opinion of the Company’s counsel.

7.                                       GENERAL PROVISIONS.

a.                                       Withholding for Taxes.  Participant shall reimburse the Company, in cash or by certified or bank cashier’s check, for any federal, state or local taxes required by law to be withheld with respect to the grant or vesting of the Restricted Stock, as applicable.  The Company shall have the right to deduct from any salary or other payments to be made to Participant any federal, state or local taxes required by law to be so withheld.  The Company’s obligation to deliver a certificate representing the vested Restricted Stock, transfer such Restricted Stock to Participant’s name, or otherwise credit of the Restricted Stock to Participant’s unrestricted book entry account with a designated transfer agent upon vesting is subject to the payment by Participant of any applicable federal, state and local withholding tax.

b.                                      Rights as a Stockholder.  Except as otherwise provided in this Agreement or the Plan, during the Restriction Period the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any dividends or other distributions with respect thereto.

c.                                       Validity of Share Issuance.  The shares of Restricted Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

d.                                      Receipt of Plan.  By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

e.                                       Transfer Restrictions.  Common Stock acquired pursuant to this Agreement shall be subject to such transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, restrictions on the transfer of the Common Stock until there has been compliance with federal and state securities laws and until Participant has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.  In the event the Common Stock is certificated, the certificate(s) may contain legends restricting such transfers.

f.                                         Not an Employment Contract.  This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Participant to remain in the Continuous Service of the Company, or of the Company to continue Participant in the Continuous Service of the Company.

g.                                      Effect on Employee Benefits.  Participant agrees that the Award will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan, if applicable.

h.                                      Further Action.  The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

i.                                          Interpretation.  The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Plan Administrator, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.  This Agreement, as issued pursuant to the Plan, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

j.                                          Assignment.  This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

k.                                       Notices.  All notices or other communications that are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this section.

l.                                          Amendment.  The Plan Administrator may, at any time, without consent of or receiving further consideration from the Participant, amend this Agreement and the related Restricted Stock Award in response to, or to comply with changes in, Applicable law.  To the extent not inconsistent with the terms of the Plan, the Plan Administrator may, at any time, amend this Agreement in a manner that is not unfavorable to the Participant without the consent of the Participant.  The Plan Administrator may amend this Agreement and the terms of the related Restricted Stock otherwise with the written consent of the Participant.

m.                                    Governing Law and Venue.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to conflicts of laws principles.  Resolution of any disputes under this Agreement shall only be held in courts in Denver County, Colorado, and the parties expressly consent to personal jurisdiction in courts in Denver County, Colorado and waive any objections to such jurisdiction.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Participant have executed this Agreement on 6/21, 2006, effective as of the date of grant.

PARTICIPANT	WESTERN GAS RESOURCES, INC.

/s/ Brion G. Wise
	By:	/s/ Peter A. Dea

	Title:	President & Chief Executive Officer

SCHEDULES

TO

RESTRICTED STOCK AGREEMENT

Schedule

2A	Number of shares of stock:	1000

2B	Purchase price per share:	N/A

Brion Wise

Attachment A
WESTERN GAS RESOURCES, INC.
2005 STOCK INCENTIVE PLAN

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement (the “Agreement”) dated as of                                         , 20       , the undersigned hereby sells, assigns and transfers unto                              ,                           (         ) shares of common stock of Western Gas Resources, Inc., standing in the undersigned’s name on the books of said corporation (if certificated, represented by Certificate No.                     herewith), and does hereby irrevocably constitute and appoint                                                        attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that any unvested shares remain subject to the Company’s purchase option under the Agreement.

Dated:	6/21/6	/s/ Brion G. Wise
Signature

Brion Wise
Print Name